    As filed with the Securities and Exchange Commission on January 20, 1998

                                        Registration Statement No. 333-________
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                    ______________________________________

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    ______________________________________

                          CASS COMMERCIAL CORPORATION
                          ---------------------------
            (Exact name of Registrant as specified in its charter)

        Missouri                                  43-1265338
------------------------               ----------------------------------
(State of incorporation)               I.R.S. Employer Identification No.

              13001 Hollenberg Drive, Bridgeton, Missouri   63044
           ---------------------------------------------------------
           (Address of Principal Executive Offices)       (Zip Code)


                       1995 RESTRICTED STOCK BONUS PLAN
                       --------------------------------
                           (Full title of the plan)

                              Lawrence A. Collett
                      Chairman - Chief Executive Officer
                          Cass Commercial Corporation
                            13001 Hollenberg Drive
                           Bridgeton, Missouri 63044
                    ---------------------------------------
                    (Name and address of agent for service)

                                  (314) 506-5500
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)



                                             Calculation of Registration Fee
============================================================================================================================
Title of securities            Amount to be         Proposed maximum           Proposed maximum           Amount of
 to be registered               registered      offering price per share   aggregate offering price    registration fee
-------------------            ------------     ------------------------   ------------------------    ----------------
Common Stock, par              50,000 shares            $25.50 <F1>              $1,275,000.00             $376.13
value $0.50 per share
============================================================================================================================

    <F1> Represents the closing price for Registrant's Common Stock reported on the Nasdaq Stock Market as of January
         14, 1998.

                    ______________________________________

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



      This Registration Statement is being filed for the purpose of registering additional securities of the same class (common stock, par value $0.50 per share) as other securities for which an earlier registration statement on Form S-8 relating to the same employee benefit plan is effective.
      Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement, File No. 33-91456, are hereby incorporated by reference.



Item 5:   Interest of Named Experts and Counsel.  Bruce E. Woodruff, who is
          -------------------------------------
of counsel to the law firm of Armstrong, Teasdale, Schlafly & Davis, the firm giving the opinion set forth in Exhibit 5 of this Registration Statement, is a member of the Board of Directors of the registrant and owns 4,000 shares (<1%) of the registrant's common stock.



Item 8:  Exhibits.  The Exhibits listed in the Exhibit Index below, hereby
         --------
incorporated by reference, are filed as a part of this Registration
Statement.

                                  SIGNATURES
                                  ----------


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeton, State of Missouri, on December 16, 1997.

                                    CASS COMMERCIAL CORPORATION


                                    By:   s/LAWRENCE A. COLLETT
                                       ----------------------------------------
                                           Lawrence A. Collett
                                           Chairman, President and
                                           Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Each person whose signature appears below constitutes and appoints Lawrence A. Collett and Eric H. Brunngraber, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


December 16, 1997              s/LAWRENCE A. COLLETT              Chairman, President and
                              --------------------------------    Chief Executive Officer
                              Lawrence A. Collett                 (principal executive officer)


December 17, 1997              s/JOHN J. VALLINA                  Director
                              --------------------------------
                              John J. Vallina


                                    II-2


December __, 1997             --------------------------------    Director
                              Robert J. Bodine


December 17, 1997              s/THOMAS J. FUCOLORO               Director
                              --------------------------------
                              Thomas J. Fucoloro


December 17, 1997              s/HARRY J. KRIEG                   Director
                              --------------------------------
                              Harry J. Krieg


December __, 1997             --------------------------------    Director
                              Howard A. Kuehner


December 17, 1997              s/JAKE NANIA                       Director
                              --------------------------------
                              Jake Nania


December __, 1997             --------------------------------    Director
                              Irving A. Shepard


December __, 1997             --------------------------------    Director
                              A.J. Signorelli


December 17, 1997              s/BRUCE E. WOODRUFF                Director
                              --------------------------------
                              Bruce E. Woodruff


December 17, 1997              s/ERIC H. BRUNNGRABER              Vice President -
                              --------------------------------    Chief Financial Officer
                              Eric H. Brunngraber                 (principal financial and
                                                                  accounting officer)

                               INDEX TO EXHIBITS

Exhibit           Description
-------           -----------
  4.1             Restated Articles of Incorporation of Cass Commercial
                  Corporation.

  4.2             Bylaws of Cass Commercial Corporation.

  4.3             Cass Commercial Corporation 1995 Restricted Stock Bonus
                  Plan, as amended, including form of Option Agreement.

  5 Opinion of Armstrong, Teasdale, Schlafly & Davis regarding legality of shares being registered.

 23.1             Consent of Armstrong, Teasdale, Schlafly & Davis
                  (incorporated in Exhibit 5).

 23.2             Consent of KPMG Peat Marwick LLP

 24               Powers of Attorney (see Signature Page).


                                    II-4